Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
March 31, 2020

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2019.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Summary Operating Metrics

	March 31,
	2020	2019
Outlet centers in operation at end of period:
Consolidated	32	32
Partially owned - unconsolidated	7	8
Total Number of Properties	39	40

Gross leasable area open at end of period (in thousands):
Consolidated	12,044	12,047
Partially owned - unconsolidated	2,212	2,371
Total (1)	14,257	14,418

Ending Occupancy:
Consolidated properties	94.3%	95.4%
Partially owned - unconsolidated	96.0%	94.6%
Total properties	94.6%	95.3%

Average Tenant Sales Per Square Foot (2):
Consolidated properties	$387	$391
Partially owned - domestic unconsolidated	$443	$443
Total domestic properties	$393	$397

Occupancy Cost Ratio (3)	10.3%	10.0%

(1)	Due to rounding, numbers may not add up precisely to the totals provided.

(2)	Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months.

(3)	Occupancy cost ratio represents occupancy costs as a percentage of tenant sales for the trailing 12-month period for consolidated properties.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Geographic Diversification
As of March 31, 2020
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,597,510	13%
New York	2	1,468,888	12%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	999,416	8%
Michigan	2	671,557	6%
Delaware	1	557,353	5%
Alabama	1	554,587	5%
New Jersey	1	489,718	4%
Tennessee	1	447,815	4%
North Carolina	2	422,895	3%
Ohio	1	411,904	3%
Arizona	1	410,751	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,717	3%
Louisiana	1	321,066	3%
Connecticut	1	311,507	3%
New Hampshire	1	250,107	2%
Total	32	12,044,309	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,676	50.00%
Ottawa, ON	1	357,218	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,895	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	7	2,212,300

Grand Total	39	14,256,609

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 03/31/20	% Occupied 03/31/20	% Occupied 12/31/19	% Occupied 03/31/19
Deer Park, NY	739,110	98%	99%	98%
Riverhead, NY	729,778	92%	97%	95%
Rehoboth Beach, DE	557,353	95%	99%	97%
Foley, AL	554,587	88%	94%	94%
Atlantic City, NJ	489,718	79%	80%	80%
San Marcos, TX	471,816	95%	96%	95%
Sevierville, TN	447,815	99%	100%	99%
Savannah, GA	429,089	96%	98%	97%
Myrtle Beach Hwy 501, SC	426,523	96%	98%	98%
Jeffersonville, OH	411,904	84%	92%	94%
Glendale, AZ (Westgate)	410,751	97%	100%	97%
Myrtle Beach Hwy 17, SC	403,425	99%	100%	100%
Charleston, SC	379,328	100%	100%	99%
Lancaster, PA	375,857	91%	95%	92%
Pittsburgh, PA	373,863	95%	97%	97%
Commerce, GA	371,408	96%	97%	94%
Grand Rapids, MI	357,119	90%	97%	96%
Fort Worth, TX	351,741	99%	100%	97%
Daytona Beach, FL	351,721	98%	99%	98%
Branson, MO	329,861	99%	100%	98%
Southaven, MS	324,717	99%	100%	94%
Locust Grove, GA	321,082	95%	100%	97%
Gonzales, LA	321,066	96%	99%	96%
Mebane, NC	318,886	100%	100%	99%
Howell, MI	314,438	88%	94%	92%
Mashantucket, CT (Foxwoods)	311,507	93%	95%	93%
Tilton, NH	250,107	93%	96%	96%
Hershey, PA	249,696	99%	100%	99%
Hilton Head II, SC	206,564	98%	92%	88%
Hilton Head I, SC	181,670	97%	100%	100%
Terrell, TX	177,800	87%	97%	97%
Blowing Rock, NC	104,009	85%	89%	95%
Total	12,044,309	94%	97%	95%

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Unconsolidated joint venture properties

Location	Total GLA 03/31/20	% Occupied 03/31/20	% Occupied 12/31/19	% Occupied 03/31/19
Charlotte, NC	398,676	97%	99%	97%
Ottawa, ON	357,218	96%	97%	94%
Columbus, OH	355,245	97%	98%	95%
Texas City, TX (Galveston/Houston)	352,705	92%	98%	97%
National Harbor, MD	341,156	96%	99%	96%
Cookstown, ON	307,895	100%	100%	97%
Saint-Sauveur, QC	99,405	92%	92%	94%
Bromont, QC (1)	N/A	N/A	N/A	77%
Total	2,212,300	96%	98%	95%

(1)	Outlet center sold in May 2019.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of March 31, 2020 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$520	96%	2,884	23%	34%
Centers 6 - 10			$438	97%	1,749	15%	18%
Centers 11 - 15			$391	91%	1,658	14%	13%
Centers 16 - 20			$347	96%	1,948	16%	16%
Centers 21 - 26			$308	93%	2,138	18%	12%
Centers 27 - 32			$256	91%	1,667	14%	7%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$520	96%	2,884	23%	34%
Centers 1 - 10			$486	96%	4,633	38%	52%
Centers 1 - 15			$461	95%	6,291	52%	65%
Centers 1 - 20			$433	95%	8,239	68%	81%
Centers 1 - 26			$407	95%	10,377	86%	93%
Centers 1 - 32			$387	94%	12,044	100%	100%

Unconsolidated centers (4)			$443	95%	1,448	n/a	n/a
Domestic centers (5)			$393	94%	13,492	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the trailing twelve months ended March 31, 2020.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Locust Grove, GA	Mebane, NC	Myrtle Beach Hwy 17, SC
	Centers 11 - 15:	Atlantic City, NJ	Charleston, SC	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC
	Centers 16 - 20:	Fort Worth, TX	Gonzales, LA	Pittsburgh, PA	San Marcos, TX	Savannah, GA
	Centers 21 - 26:	Foley, AL	Hilton Head II, SC	Howell, MI	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC	Southaven, MS
	Centers 27 - 32:	Blowing Rock, NC	Commerce, GA	Daytona Beach, FL	Jeffersonville, OH	Terrell, TX	Tilton, NH

(3)
Based on the Company’s forecast of 2020 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of March 31, 2020 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City, TX (Galveston/Houston)
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of March 31, 2020 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
The Gap, Inc.	Gap, Banana Republic, Janie & Jack, Old Navy	96	947,819	7.9%	6.0%	19
Ascena Retail Group, Inc.	LOFT, Ann Taylor, Justice, Lane Bryant	96	534,084	4.4%	4.7%	13
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	63	395,121	3.3%	4.1%	14
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	49	229,022	1.9%	2.9%	11
Under Armour, Inc.	Under Armour, Under Armour Kids	30	233,877	1.9%	2.8%	6
Nike, Inc.	Nike, Converse, Hurley	37	417,435	3.5%	2.6%	11
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	39	272,104	2.3%	2.6%	7
G-III Apparel Group, Ltd.	Bass, Wilsons Leather, DKNY, Karl Lagerfeld Paris	43	201,234	1.7%	2.4%	5
Carter’s, Inc.	Carters, OshKosh B Gosh	51	224,227	1.9%	2.3%	10
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	28	136,816	1.1%	2.0%	5
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	51	117,204	1.0%	2.0%	8
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	176,907	1.5%	1.9%	2
Columbia Sportswear Company	Columbia Sportswear	20	154,145	1.3%	1.9%	6
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Club Monaco	33	358,736	3.0%	1.8%	6
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	41	119,031	1.0%	1.8%	5
Adidas AG	Adidas, Reebok	28	169,388	1.4%	1.7%	9
Skechers USA, Inc.	Skechers	30	149,167	1.2%	1.7%	6
V. F. Corporation	The North Face, Vans, Timberland, Dickies	26	138,846	1.2%	1.6%	2
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	32	166,018	1.4%	1.6%	11
Express Inc.	Express Factory	23	160,730	1.3%	1.6%	4
H&M Hennes & Mauritz L.P.	H&M	19	407,342	3.3%	1.5%	2
Levis	Levis	29	121,486	1.0%	1.5%	5
Rack Room Shoes, Inc.	Rack Room Shoes	22	129,699	1.0%	1.4%	2
Brooks Brothers Group, Inc.	Brooks Brothers	23	134,725	1.1%	1.4%	4
Luxottica Group S.p.A	Sunglass Hut, Oakley, Lenscrafters	51	75,389	0.6%	1.4%	10
Total of Top 25 tenants		996	6,170,552	51.2%	57.2%	183

(1)	Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases.

(2)
Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Lease Expirations as of March 31, 2020

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 5.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Capital expenditures (in thousands)

	Three months ended
	March 31,
	2020	2019
Value-enhancing:
New center developments and expansions	$843	$939
Other	—	55
	843	994
Recurring capital expenditures:
Second generation tenant allowances	908	2,974
Operational capital expenditures	2,976	2,852
Renovations	2,170	197
	6,054	6,023
Total additions to rental property-accrual basis	6,897	7,017
Conversion from accrual to cash basis	3,654	2,889
Total additions to rental property-cash basis	$10,551	$9,906

Leasing Activity

Re-tenant(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
3/31/2020	118	504	$36.13	$47.70	7.75	$29.98
3/31/2019	81	388	$33.32	$45.13	7.83	$27.56

Renewal(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
3/31/2020	178	839	$28.20	$0.90	3.90	$27.97
3/31/2019	280	1,404	$34.37	$0.49	3.82	$34.24

Total(1)
Trailing twelve months ended:	# of Leases	Square Feet (in 000’s)	Average Annual Straight-line Rent (psf)	Average Tenant Allowance (psf)(2)	Average Initial Term (in years)	Net Average Annual Straight-line Rent (psf) (3)
3/31/2020	296	1,342	$31.17	$18.46	5.34	$27.71
3/31/2019	361	1,792	$34.14	$10.16	4.69	$31.97

(1)
Represents change in rent (base rent and common area maintenance (“CAM”)) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases.

(2)	Includes other landlord costs.

(3)
Net average straight-line base rent is calculated by dividing the average tenant allowance costs per square foot by the average initial term and subtracting this calculated number from the average straight-line base rent per year amount. The average annual straight-line base rent disclosed in the table above includes all concessions, abatements and reimbursements of rent to tenants. The average tenant allowance disclosed in the table above includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Leasing Activity(1)

	TTM ended	TTM ended
All Lease Terms	3/31/2020	3/31/2019
Re-tenanted Space:
Number of leases	118	81
Gross leasable area	503,584	388,192
New initial rent per square foot	$32.76	$30.71
Prior expiring rent per square foot	$36.21	$30.02
Percent decrease	(9.5)%	2.3%

New straight-line rent per square foot	$36.13	$33.32
Prior straight-line rent per square foot	$35.50	$30.02
Percent increase	1.8%	11.0%

Renewed Space:
Number of leases	178	280
Gross leasable area	838,574	1,404,053
New initial rent per square foot	$27.38	$33.27
Prior expiring rent per square foot	$28.66	$33.19
Percent decrease	(4.5)%	0.2%

New straight-line rent per square foot	$28.20	$34.37
Prior straight-line rent per square foot	$29.32	$33.31
Percent increase (decrease)	(3.8)%	3.2%

Total Re-tenanted and Renewed Space:
Number of leases	296	361
Gross leasable area	1,342,158	1,792,245
New initial rent per square foot	$29.40	$32.71
Prior expiring rent per square foot	$31.49	$32.50
Percent decrease	(6.7)%	0.6%

New straight-line rent per square foot	$31.17	$34.14
Prior straight-line rent per square foot	$31.64	$32.60
Percent increase	(1.5)%	4.7%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods, except for license agreements, seasonal tenants, and month-to-month leases.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Leasing Activity(1)

	TTM ended	TTM ended
Terms of More Than 12 Months	3/31/2020	3/31/2019
Re-tenanted Space:
Number of leases	117	79
Gross leasable area	500,834	365,345
New initial rent per square foot	$32.78	$32.03
Prior expiring rent per square foot	$36.14	$30.04
Percent increase (decrease)	(9.3)%	6.6%

New straight-line rent per square foot	$36.17	$34.81
Prior straight-line rent per square foot	$35.44	$30.21
Percent increase	2.1%	15.2%

Renewed Space:
Number of leases	144	244
Gross leasable area	703,611	1,236,668
New initial rent per square foot	$28.55	$34.48
Prior expiring rent per square foot	$29.31	$33.59
Percent increase	(2.6)%	2.6%

New straight-line rent per square foot	$29.52	$35.72
Prior straight-line rent per square foot	$30.15	$33.82
Percent increase	(2.1)%	5.6%

Total Re-tenanted and Renewed Space:
Number of leases	261	323
Gross leasable area	1,204,445	1,602,013
New initial rent per square foot	$30.31	$33.92
Prior expiring rent per square foot	$32.15	$32.78
Percent increase (decrease)	(5.7)%	3.5%

New straight-line rent per square foot	$32.29	$35.52
Prior straight-line rent per square foot	$32.35	$32.99
Percent increase	(0.2)%	7.7%

(1)
For consolidated properties owned as of the period-end date. Represents change in rent (base rent and CAM) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Consolidated Balance Sheets (dollars in thousands)

	March 31,	December 31,
	2020	2019
Assets
Rental property:
Land	$266,537	$266,537
Buildings, improvements and fixtures	2,564,224	2,630,357
	2,830,761	2,896,894
Accumulated depreciation	(1,007,922)	(1,009,951)
Total rental property, net	1,822,839	1,886,943
Cash and cash equivalents	600,454	16,672
Investments in unconsolidated joint ventures	86,478	94,691
Deferred lease costs and other intangibles, net	97,560	96,712
Operating lease right-of-use assets	83,764	86,575
Prepaids and other assets	100,674	103,618
Total assets	$2,791,769	$2,285,211

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,139,093	$1,138,603
Unsecured term loan, net	347,531	347,367
Mortgages payable, net	82,856	83,803
Unsecured lines of credit, net	598,074	—
Total debt	2,167,554	1,569,773
Accounts payable and accrued expenses	90,659	79,562
Operating lease liabilities (1)	91,017	91,237
Other liabilities	94,881	88,530
Total liabilities	2,444,111	1,829,102
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 93,076,701 and 92,892,260 shares issued and outstanding at March 31, 2020 and December 31 2019, respectively	931	929
Paid in capital	778,062	775,035
Accumulated distributions in excess of net income	(410,532)	(317,263)
Accumulated other comprehensive loss	(38,228)	(25,495)
Equity attributable to Tanger Factory Outlet Centers, Inc.	330,233	433,206
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	17,425	22,903
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	347,658	456,109
Total liabilities and equity	$2,791,769	$2,285,211

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended
	March 31,
	2020	2019
Revenues:
Rental revenues	$108,558	$119,954
Management, leasing and other services	1,443	1,342
Other revenues	1,632	1,859
Total revenues	111,633	123,155
Expenses:
Property operating	38,627	42,377
General and administrative	12,584	12,145
Impairment charge	45,675	—
Depreciation and amortization	29,417	31,760
Total expenses	126,303	86,282
Other income (expense):
Interest expense	(15,196)	(16,307)
Gain on sale of assets	—	43,422
Other income	220	224
Total other income (expense)	(14,976)	27,339
Income (loss) before equity in earnings of unconsolidated joint ventures	(29,646)	64,212
Equity in earnings of unconsolidated joint ventures	1,527	1,629
Net income (loss)	(28,119)	65,841
Noncontrolling interests in Operating Partnership	1,427	(3,315)
Noncontrolling interests in other consolidated partnerships	(190)	(195)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	(26,882)	62,331
Allocation of earnings to participating securities	(516)	(611)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$(27,398)	$61,720

Basic earnings per common share:
Net income (loss)	$(0.30)	$0.66

Diluted earnings per common share:
Net income (loss)	$(0.30)	$0.66

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in rental revenues:

	Three months ended
	March 31,
	2020	2019
Rental revenues:
Base rentals	$72,571	$79,100
Percentage rentals	1,674	1,565
Tenant expense reimbursements	33,379	37,168
Lease termination fees	164	1,130
Market rent adjustments	(269)	(370)
Straight-line rent adjustments	1,873	1,970
Uncollectible tenant revenues	(834)	(609)
Rental revenues	$108,558	$119,954

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2020, except for Net Operating Income (“NOI”) which is for the three months ended March 31, 2020, about various unconsolidated real estate joint ventures in which we have an ownership interest
(dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Share of Total Assets	Tanger’s Share of NOI	Tanger’s Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	398,676	$38.1	$1.6	$49.8
Columbus	Columbus, OH	50.0%	355,245	38.9	1.2	42.5
Galveston/Houston	Texas City, TX	50.0%	352,705	20.3	1.0	40.0
National Harbor	National Harbor, MD	50.0%	341,156	40.4	1.2	47.2
RioCan Canada (2)	Various	50.0%	764,518	90.6	1.4	4.1
Total			2,212,300	$228.3	$6.4	$183.6

(1)	Net of debt origination costs and premiums.

(2)	Includes a 307,895 square foot outlet center in Cookstown, Ontario; a 357,218 square foot outlet center in Ottawa, Ontario; and a 99,405 square foot outlet center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Debt Outstanding Summary
As of March 31, 2020
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$599,830	$599,830	LIBOR + 1.0%	1.7%	10/28/2022	2.6
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	3.7
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	4.7
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	6.4
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	7.3
Unsecured term loan	350,000	350,000	LIBOR + 1.0%	2.6%	4/22/2024	4.1
Net debt discounts and debt origination costs	(15,132)	(15,132)
Total net unsecured debt	2,084,698	2,084,698		3.0%		4.5
Secured mortgage debt:
Atlantic City, NJ	30,037	30,037	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	4.9
Southaven, MS	51,400	51,400	LIBOR + 1.80%	3.9%	4/29/2023	3.1
Debt premium and debt origination costs	1,419	1,419
Total net secured mortgage debt	82,856	82,856		4.4%		3.8
Total consolidated debt	2,167,554	2,167,554		3.1%		4.5
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	8.3
Columbus	85,000	42,500	LIBOR + 1.65%	2.6%	11/28/2021	1.7
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	2.6%	7/1/2022	2.3
National Harbor	94,998	47,499	4.63%	4.6%	1/5/2030	9.8
RioCan Canada	8,253	4,126	5.75%	4.2%	5/10/2020	0.1
Debt premium and debt origination costs	(1,079)	(539)
Total unconsolidated JV net debt	367,172	183,586		3.6%		5.6
Total	$2,534,726	$2,351,140		3.1%		4.7

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 20 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 20 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Summary of Our Share of Fixed and Variable Rate Debt
As of March 31, 2020
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	72%	$1,558,183	3.6%	5.2
Variable	28%	609,371	1.7%	2.6
	100%	2,167,554	3.1%	4.5
Unconsolidated Joint ventures:
Fixed	55%	$101,143	4.4%	8.6
Variable	45%	82,443	2.6%	2.0
	100%	183,586	3.6%	5.6
Total:
Fixed	71%	$1,659,326	3.7%	5.6
Variable	29%	691,814	1.9%	2.5
Total share of debt	100%	$2,351,140	3.1%	4.7

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $390.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
April 13, 2016	January 1, 2021	$175,000	1	month LIBOR	1.03%
March 1, 2018	January 31, 2021	40,000	1	month LIBOR	2.47%
August 14, 2018	January 1, 2021	150,000	1	month LIBOR	2.20%
July 1, 2019	February 1, 2024	25,000	1	month LIBOR	1.75%
Total		$390,000

Forward starting interest rate swap agreements:
January 1, 2021	February 1, 2024	150,000	1	month LIBOR	0.60%

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Future Scheduled Principal Payments (dollars in thousands)(1)
As of March 31, 2020

Year	Tanger Consolidated Payments	Tanger’s Share of Unconsolidated JV Payments	Total Scheduled Payments
2020	$2,694	$4,126	$6,820
2021	5,793	42,500	48,293
2022(2)	604,266	40,000	644,266
2023	306,168	1,031	307,199
2024	605,140	1,636	606,776
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030 & thereafter	—	41,537	41,537
	$2,181,267	$184,125	$2,365,392
Net debt discounts and debt origination costs	(13,713)	(539)	(14,252)
	$2,167,554	$183,586	$2,351,140

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $599.8 million outstanding under the Company’s unsecured lines of credit.

Senior Unsecured Notes Financial Covenants (1)
As of March 31, 2020

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	55%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	2%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	175%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.0	Yes

(1)
For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings (in thousands, except per share data)

	March 31,		December 31,
	2020		2019
Enterprise Value:
Market value:
Common shares outstanding	93,077		92,892
Exchangeable operating partnership units	4,911		4,911
Total shares	97,988		97,803
Common share price	$5.00		$14.73
Total market value (1)	$489,939		$1,440,645

Debt:
Senior, unsecured notes	$1,150,000		$1,150,000
Unsecured term loans	350,000		350,000
Mortgages payable	81,437		82,309
Unsecured lines of credit	599,830		—
Total principal debt	2,181,267		1,582,309
Less: Net debt discounts	(3,217)		(3,334)
Less: Debt origination costs	(10,496)		(9,202)
Total debt	2,167,554		1,569,773
Total enterprise value	$2,657,493		$3,010,418

Net Debt:
Total debt	$2,167,554		$1,569,773
Less: Cash and cash equivalents	(600,454)		(16,672)
Net debt	$1,567,100		$1,553,101

Liquidity:
Cash and cash equivalents	$600,454		$16,672
Unused capacity under unsecured lines of credit (2)	—		599,830
Total liquidity	$600,454		$616,502

Ratios (3):
Net debt to Adjusted EBITDA (4)	5.8	x	5.5	x
Interest coverage (Adjusted EBITDA / interest expense) (4)	4.5	x	4.5	x

(1)	Amounts may not recalculate due to the effect of rounding.

(2)	Unused capacity under the Company’s $600.0 million unsecured lines of credit is reduced by $170,000 at both March 31, 2020 and December 31, 2019 related to outstanding letters of credit.

(3)	Ratios are presented for the trailing twelve-month period.

(4)	Adjusted EBITDA is a non-GAAP measure. Refer to page 28 for a reconciliation of net income to Adjusted EBITDA.

Credit Ratings and Outlook:
Moody’s Investors Services	Baa2	Negative
Standard & Poor’s Ratings Services	BBB	Negative

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

NON-GAAP SUPPLEMENTAL MEASURES

Beginning with the three months ended March 31, 2020, we have elected to supplement our disclosure with three additional non-GAAP measures, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (each as defined below), that are commonly provided in the REIT industry. See “Adjusted EBITDA, EBITDAre and Adjusted EBITDAre” below for more information. We also now refer to Adjusted Funds from Operations (“AFFO”) as Core Funds From Operations (“Core FFO”), but there has been no change to the definition of this measure.

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Core FFO has limitations as an analytical tool. Some of these limitations are:

•	Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•	Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

depreciated property in the affiliate, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income/(loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
If applicable, Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and, if applicable, Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:

•	They do not reflect our interest expense;

•
They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•	Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•	Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Reconciliation of Net Income to FFO (dollars and shares in thousands)

	Three months ended
	March 31,
	2020	2019
Net income (loss)	$(28,119)	$65,841
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	28,801	31,148
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,018	3,130
Impairment charge - consolidated	45,675	—
Gain on sale of assets	—	(43,422)
FFO	49,375	56,697
FFO attributable to noncontrolling interests in other consolidated partnerships	(190)	(195)
Allocation of earnings to participating securities	(516)	(611)
FFO available to common shareholders (1)	$48,669	$55,891
FFO available to common shareholders per share - diluted (1)	$0.50	$0.57

Weighted Average Shares:
Basic weighted average common shares	92,500	93,303
Diluted weighted average common shares (for earnings per share computations)	92,500	93,303
Exchangeable operating partnership units	4,911	4,961
Diluted weighted average common shares (for FFO per share computations) (1)	97,411	98,264

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended
	March 31,
	2020	2019
FFO available to common shareholders	$48,669	$55,891
Adjusted for:
Corporate depreciation excluded above	616	612
Amortization of finance costs	757	747
Amortization of net debt discount (premium)	118	109
Amortization of equity-based compensation	3,789	3,818
Straight-line rent adjustments	(1,872)	(1,970)
Market rent adjustments	362	480
Second generation tenant allowances and lease incentives	(5,729)	(2,974)
Capital improvements	(5,146)	(3,049)
Adjustments from unconsolidated joint ventures	(32)	(406)
FAD available to common shareholders (1)	$41,532	$53,258
Dividends per share	$0.3550	$0.3500
FFO payout ratio	71%	61%
FAD payout ratio	83%	65%
Diluted weighted average common shares (1)	97,411	98,264

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended
	March 31,
	2020	2019
Net income (loss)	$(28,119)	$65,841
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,527)	(1,629)
Interest expense	15,196	16,307
Gain on sale of assets	—	(43,422)
Other non-operating income	(220)	(224)
Impairment charge	45,675	—
Depreciation and amortization	29,417	31,760
Other non-property expenses	139	150
Corporate general and administrative expenses	12,579	12,132
Non-cash adjustments (1)	(1,502)	(1,472)
Lease termination fees	(164)	(1,130)
Portfolio NOI	71,474	78,313
Non-same center NOI (2)	—	(4,081)
Same Center NOI	$71,474	$74,232

(1)	Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.

(2)	Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019

Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended
	March 31,		%
	2020	2019	Change
Same Center Revenues:
Rental revenues	$106,791	$110,619	(3.5)%
Other revenues	1,796	1,892	(5.1)
Total same center revenues	108,587	112,511	(3.5)
Same Center Expenses:
Property operating	37,108	38,256	(3.0)
General and administrative	5	23	(78.3)
Total same center expenses	37,113	38,279	(3.0)
Same Center NOI	$71,474	$74,232	(3.7)%

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended
	March 31,	March 31,
	2020	2019
Net income (loss)	$(28,119)	$65,841
Adjusted to exclude:
Interest expense	15,196	16,307
Depreciation and amortization	29,417	31,760
Impairment charge - consolidated	45,675	—
Gain on sale of assets	—	(43,422)
Adjusted EBITDA	$62,169	$70,486

Reconciliation of Net Income to EBITDAre (in thousands)

	Three months ended
	March 31,	March 31,
	2020	2019

Net income (loss)	$(28,119)	$65,841
Adjusted to exclude:
Interest expense	15,196	16,307
Depreciation and amortization	29,417	31,760
Impairment charge - consolidated	45,675	—
Gain on sale of assets	—	(43,422)
Pro-rata share of interest expense - unconsolidated joint ventures	1,867	2,067
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	3,018	3,129
EBITDAre	$67,054	$75,682

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2020 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$43,508
Buildings, improvements and fixtures	231,828
Construction in progress	2,143
277,479
Accumulated depreciation	(66,974)
Total rental property, net	210,505
Cash and cash equivalents	6,327
Deferred lease costs and other intangibles, net	3,165
Prepaids and other assets	8,324
Total assets	$228,321
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$183,586
Accounts payable and accruals	6,626
Total liabilities	190,212
Owners’ equity	38,109
Total liabilities and owners’ equity	$228,321

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.8 million as of March 31, 2020 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Non-GAAP Pro Rata Statement of Operations Information for the three months ended March 31, 2020 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$10,929
Other revenues	—	89
Total revenues	—	11,018
Expense:
Property operating	—	4,564
General and administrative	—	69
Depreciation and amortization	—	3,018
Total expenses	—	7,651
Other income (expense):
Interest expense	—	(1,867)
Other income (expenses)	(190)	27
Total other income (expense)	$(190)	$(1,840)
Net income (loss)	$(190)	$1,527

The table below provides details of the components included in our share of rental revenues for the three months ended March 31, 2020 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$6,385
Percentage rentals	—	276
Tenant expense reimbursements	—	4,257
Lease termination fees	—	36
Market rent adjustments	—	(18)
Straight-line rent adjustments	—	(7)
Uncollectible tenant revenues	—	—
Rental revenues	$—	$10,929

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 03/31/2020